EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

      We consent to the use in this Registration Statement of Input/Output, Inc. on Form S-3 of our report dated November 17, 2003, relating to the consolidated financial statements of GX Technology Corporation appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 10, 2004